UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
SHIFTPIXY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ShiftPixy, Inc.
501 Brickell Key Drive, Suite 300
Miami, FL 33131
February 15, 2022
To Our Shareholders:
You are cordially invited to attend the 2022 annual meeting of shareholders of ShiftPixy, Inc. (“ShiftPixy” or the “Company”) to be held at 1 p.m. EDT on Thursday, March 31, 2022. As a result of public health and travel guidance due to COVID-19, this year’s annual meeting will be conducted solely via live audio webcast on the internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/PIXY2022. You will not be able to attend the annual meeting in person.
Details regarding the meeting, the business to be conducted at the meeting, and information about ShiftPixy that you should consider when you vote your shares are described in the accompanying proxy statement.
At the annual meeting, five persons will be elected to our Board of Directors (the “Board”). In addition, we will ask shareholders to ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending August 31, 2022. Our Board recommends approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.
Pursuant to Securities and Exchange Commission rules, we have elected to deliver our proxy materials to certain of our shareholders over the internet. This delivery process allows us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On February 18, 2022, we intend to begin sending to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our annual meeting of shareholders and our 2021 annual report to shareholders. The Notice also provides instructions on how to vote online or by telephone, how to access the virtual annual meeting and how to receive a paper copy of the proxy materials by mail.
We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement.
Thank you for your continued support of ShiftPixy. We look forward to seeing you (virtually) at the annual meeting.
Sincerely,

Scott W. Absher
Chief Executive Officer and Chair of the Board
i

ShiftPixy, Inc.
501 Brickell Key Drive, Suite 300
Miami, FL 33131
February 15, 2022
NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS
TIME: 1:00 p.m. EDT
DATE: Thursday, March 31, 2022
ACCESS: This year’s annual meeting will be a virtual meeting via live webcast on the internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PIXY2022 and entering the 16-digit control number included in the Notice of Internet Availability or proxy card that you receive. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 2.
PURPOSES:
(1)	To elect five directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified;
(2)	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending August 31, 2022; and
(3)	To conduct such other business as may properly come before the meeting or any adjournments or postponements thereof.
Our Board recommends the approval of both of the proposals set forth above. Such other business will be transacted as may properly come before the annual meeting.
WHO MAY VOTE:
You may vote if you were the record owner of ShiftPixy common stock at the close of business on Tuesday, February 1, 2022. A list of shareholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 501 Brickell Key Drive, Suite 300, Miami, FL 33131. If you wish to view this list, please contact our Secretary at ShiftPixy, Inc., 501 Brickell Key Drive, Suite 300, Miami, FL 33131 or (888) 798-9100. Such list will also be available for examination by the shareholders during the annual meeting at www.virtualshareholdermeeting.com/PIXY2022.
All shareholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the internet, telephone or mail by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy will not be used.
BY ORDER OF OUR BOARD OF DIRECTORS

Robert S. Gans
General Counsel and Secretary
ii

iii

ShiftPixy, Inc.
501 Brickell Key Drive, Suite 300
Miami, FL 33131
PROXY STATEMENT FOR SHIFTPIXY, INC.
2022 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 31, 2022
This proxy statement, along with the accompanying Notice of 2022 Annual Meeting of Shareholders, contains information about the 2022 annual meeting of shareholders of ShiftPixy, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 1:00 p.m. EDT on Thursday, March 31, 2022. As a result of the public health and travel guidance and concerns due to COVID-19, this year’s meeting will be a virtual meeting via live webcast on the internet. You will be able to attend our annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PIXY2022. You will not be able to attend the annual meeting in person.
Unless the context indicates otherwise, all references in this proxy statement to “we,” “us,” “our,” “ShiftPixy” and “the Company” refer to ShiftPixy, Inc. and its subsidiaries.
This proxy statement relates to the solicitation of proxies by our Board for use at the annual meeting.
On or about February 18, 2022, we intend to begin sending to our shareholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2022 annual meeting of shareholders and our 2021 annual report to shareholders.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MARCH 31, 2022
This proxy statement, the Notice of 2022 Annual Meeting of Shareholders, our form of proxy card and our 2021 annual report to shareholders are available for viewing, printing and downloading at www.virtualshareholdermeeting.com/PIXY2022. To view these materials please have your 16-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to shareholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended August 31, 2021, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investor Information” section of our website at www.shiftpixy.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to:
SHIFTPIXY, INC.
Attn: Robert S. Gans, General Counsel
501 Brickell Key Drive, Suite 300
Miami, FL 33131
Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company Soliciting My Proxy?
Our Board is soliciting your proxy to vote at the 2022 annual meeting of shareholders to be held virtually via live webcast, on Thursday, March 31, 2022, at 1:00 p.m. EDT and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying Notice of 2022 Annual Meeting of Shareholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.
We have made available to you on the internet or have sent you this proxy statement, the Notice of 2022 Annual Meeting of Shareholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended August 31, 2021 (“Fiscal 2021”) because you owned shares of our common stock on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to shareholders on or about February 18, 2022.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our shareholders by providing access to such documents on the internet, rather than mailing printed copies of these materials to each shareholder. Most shareholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite shareholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or emailed copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.
Why Are you Holding a Virtual Annual Meeting?
Due to the public health impact of COVID-19 and to support the health and well-being of our shareholders, this year’s annual meeting will be held in a virtual format only. We have designed our virtual format to enhance, rather than constrain, shareholder access, participation and communication. For example, the virtual format allows shareholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our Board or management, as time permits.
What Happens if There Are Technical Difficulties during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.
Who May Vote?
Only shareholders of record at the close of business on Tuesday, February 1, 2022 will be entitled to vote at the annual meeting. On this record date, there were 33,661,552 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.
If on February 1, 2022 your shares of our common stock were registered directly in your name with our transfer agent, VStock Transfer, LLC, then you are a shareholder of record.
If on February 1, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.
You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of our common stock that you own entitles you to one vote.
How Do I Vote?
Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director, and whether your shares should be voted for, against or abstain with respect to the other proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting.
If your shares are registered directly in your name through our stock transfer agent, VStock Transfer, LLC, or you have stock certificates registered in your name, you may vote:
•	By internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the internet or by telephone.
•
By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our Board’s recommendations as noted below.

•
At the time of the virtual meeting. If you attend the virtual meeting, you may vote your shares online at the time of the meeting. You may vote your shares electronically through the portal at the virtual annual meeting (if you satisfy the admission requirements, as described below). Even if you plan to attend the annual meeting virtually, we encourage you to vote in advance by telephone, through the internet or by mail so that your vote will be counted in the event you later decide not to attend.

The annual meeting will be a virtual meeting of shareholders conducted via a live audio webcast that provides shareholders the same rights and opportunities to participate as they would have at an in-person meeting. We believe that a virtual meeting will provide expanded shareholder access and participation and improved communications. You will be able to vote your shares electronically at the virtual meeting. To attend and submit your questions during the virtual meeting, please visit www.virtualshareholdermeeting.com/PIXY2022. To participate and vote during the annual meeting, you will need the 16-digit control number included on your Notice or on your proxy card. Beneficial shareholders who do not have a control number may gain access to and vote at the meeting by logging into their broker, brokerage firm, bank or other nominee’s website and selecting the shareholders communications mailbox to access the meeting; instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.
Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on Wednesday, March 30, 2022.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to shareholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the virtual annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and vote your shares online at the time of the meeting.

How Does Our Board of Directors Recommend that I Vote on the Proposals?
Our Board recommends that you vote as follows:
☐	“FOR” the election of the nominees for directors; and
☐	“FOR” the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2022 (“Fiscal 2022”).
If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting other than those discussed in this proxy statement.
May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:
☐	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
☐	by re-voting by internet or by telephone as instructed above;
☐	by notifying ShiftPixy’s Secretary in writing before the annual meeting that you have revoked your proxy; or
☐
by attending the annual meeting and voting at the meeting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, internet or proxy card is the one that will be counted.
What if I Receive More Than One Notice or Proxy Card?
You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.
Your bank, broker or other nominee does not have discretionary voting authority on the election of directors. Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1).

What Vote is Required to Approve Each Proposal and How are Votes Counted?
Proposal 1: Elect Directors
The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our shareholders to select our independent registered public accounting firm. However, if our shareholders do not ratify the appointment of Marcum LLP as our independent registered public accounting firm for Fiscal 2022, our Audit Committee of our Board will reconsider its selection.

Is Voting Confidential?
We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, who is our Senior Deputy General Counsel, examine these documents. Other members of management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.
Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
What Are the Costs of Soliciting these Proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
We have engaged Broadridge Investor Solutions, LLC (“Broadridge”), to act as our proxy solicitor in connection with the proposals to be acted upon at our annual meeting. Pursuant to our agreement with Broadridge, Broadridge will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from our shareholders on our behalf in connection with the annual meeting. For these services, we will pay a fee of approximately $25,000 plus expenses.
What Constitutes a Quorum for the Annual Meeting?
In order to hold the meeting, there must be a quorum. For there to be a quorum at the meeting, the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting must be present or represented by proxy. Shares represented by shareholders of record who are present or represented by proxy at the meeting, including shares that are voted or that abstain on any particular matter and broker non-votes, will be counted for purposes of determining whether there is a quorum.
Attending the Annual Meeting
This year, our annual meeting will be held in a virtual meeting format only, at 1:00 p.m. EDT on March 31, 2022. To attend the virtual annual meeting, go to www.virtualshareholdermeeting.com/PIXY2022 shortly before the meeting time, and follow the instructions for downloading the webcast. You need not attend the annual meeting in order to vote.
Householding of Annual Disclosure Documents
Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple ShiftPixy shareholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write or call our Secretary at: 501 Brickell Key Drive, Suite 300, Miami, FL 33131 or (888) 798-9100. If you want to receive your own set of our proxy materials in the future or, if you share an address with another shareholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 1, 2022 for (a) the executive officers named in the Summary Compensation Table on page 18 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each shareholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of February 1, 2022, pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these shareholders. Percentage of ownership is based on 33,661,552 shares of common stock outstanding on February 1, 2022.
Executive Officers and Directors	Number of Shares Beneficially Owned	Number of Shares Acquirable	Beneficial Ownership Percentage
Scott W. Absher, CEO and Chair(1)	12,813,750	1,250	38.1%
Domonic J. Carney, Chief Financial Officer(2)	—	61,459	*
Robert S. Gans, General Counsel and Secretary(2)	—	50,000	*
Kenneth W. Weaver, Director(3)	5,062	0	*
Whitney J. White, Director(3)	1,498	0	*
Christopher Sebes, Director	1,000	0	*
Amanda Murphy, COO and Director(4)	—	103,750	*
All Executive Officers and Directors as a Group (7 persons)	12,821,310	216,459	38.5%

5% Shareholders

Armistice Capital Master Fund, Ltd.(5)	2,850,000	—	8.5%
*	Less than 1%
(1)	Represents 12,812,000 shares of common stock and 1,250 shares underlying options exercisable within 60 days of February 1, 2022.
(2)	Represents shares of common stock underlying options exercisable within 60 days of February 1, 2022.
(3)	Represents shares of common stock issued in conjunction with services rendered as a director of the Company.
(4)	Represents 103,750 shares of common stock underlying options exercisable within 60 days of February 1, 2022.
(5)
Based on information known to the Company, beneficial ownership includes 2,850,000 shares of common stock directly held by Armistice Capital Master Fund, Ltd. The number of shares of common stock beneficially owned excludes (i) 7,523,511 shares of common stock issuable upon the exercise of common stock purchase warrants, which were immediately exercisable upon issuance, (ii) 4,673,511 shares of common stock issuable upon the exercise of pre-funded common stock purchase warrants, which were immediately exercisable upon issuance, and (iii) 9,896,906 shares of common stock issuable upon the exercise of common stock purchase warrants, which are not exercisable until July 28, 2022. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days’ prior notice to us, to increase or decrease this beneficial ownership limitation, not to exceed 9.99% of shares of our common stock. The business address for Armistice Capital Master Fund, Ltd., is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

CORPORATE GOVERNANCE AND BOARD MATTERS
Our Board accepted the recommendation of the Nominations Committee and voted to nominate Scott W. Absher, Kenneth W. Weaver, Whitney J. White, Christopher Sebes and Amanda Murphy for election at the annual meeting for a term of one year to serve until the 2023 annual meeting of shareholders, and until their respective successors have been elected and qualified.
Set forth below are the names of the persons nominated for election as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:
Name	Age	Position with the Company
Scott W. Absher	61	President, Chief Executive Officer and Chair of the Board
Kenneth W. Weaver	67	Director
Whitney J. White	45	Director
Christopher Sebes	67	Director
Amanda Murphy	38	Chief Operating Officer and Director
Scott W. Absher, age 61, has served as our President, Chief Executive Officer and Chair of the Board since our formation in June 2015. Mr. Absher has also served as the Chair of the board and Chief Executive Officer of Industrial Human Capital, Inc., Firemark Global Capital, Inc., TechStackery, Inc., and Vital Human Capital, Inc., each of our sponsored special purpose acquisition companies, or “SPACs”, since February 2021. Also, since February 2010, he has been President of Struxurety, a business insurance advisory company. As a member of our Board, Mr. Absher contributes significant industry-specific experience and expertise to our insurance-related services and has a deep understanding of all aspects of our business, products and markets, as well as substantial experience developing corporate strategy, assessing emerging industry trends, and managing business operations. He is a graduate of The Moody Bible Institute of Chicago.
Kenneth W. Weaver, age 67, has served as an independent director since December 5, 2016. Mr. Weaver currently serves as Chair of the Audit Committee and is also a member of the Compensation and Nominations Committees. Since April 2012, Mr. Weaver has been the sole proprietor of Ken Weaver Consulting, providing operations consulting for TVV Capital, a Nashville private equity firm. Before his service with TVV, Mr. Weaver spent over 30 years with Bridgestone Corporation, having served in various responsible leadership roles, including as President, Bridgestone North American Tire Commercial Sales, Chief Financial Officer, Bridgestone Americas, and Chair, CEO and President, Firestone Diversified Products. Mr. Weaver earned both a Bachelor’s Degree in Business and a Master’s of Business Administration from Pennsylvania State University. Mr. Weaver’s substantial financial background qualifies him as an audit committee financial expert under applicable rules.
Whitney J. White, age 45, has served as an independent director since September 28, 2017. Mr. White currently serves as Chair of the Compensation and Nominations Committees and is also a member of the Audit Committee. Since September 2020, Mr. White has served as Chief Information Officer for ClearList Holdings LLC, a financial services and technology company primarily servicing privately held entities. Mr. White also serves as the sole managing member of Two U Square LLC, which performs consulting services. From April 2017 through April 2020, Mr.White was the Chief Operating Officer and Chief Technology Officer of Prime Trust, LLC, a Nevada chartered trust company. Before his service with Prime Trust, Mr. White spent 17 years with W.R. Hambrecht + Co., LLC, an investment banking, advisory and brokerage firm that was the underwriter of our Regulation A offering. At W.R. Hambrecht, Mr. White served in various executive roles, including as Chief Technology Officer and Managing Director, Equity Capital Markets. Mr. White earned a Bachelor’s Degree in Computer Science & Psychology from Hamilton College, a Master’s of Business Administration in Finance and Accounting from Columbia University’s Graduate School of Business, and a Master’s of Business Administration in Technology and Entrepreneurship from the University of California - Berkeley’s Hass School of Business. Mr. White holds a Series 79 license as an Investment Banking Representative, a Series 24 license as a General Securities Principal, and a Series 7 license as a General Securities Representative. As a member of our Board, Mr. White contributes decades of leadership and management experience building and advising early stage, technology-driven companies. Based on his investment banking experience, Mr. White has significant corporate finance and governance expertise. As an experienced senior technologist, Mr. White provides years of experience applying technology to enhance traditional business processes.
Christopher Sebes, age 67, has served as an independent director since February 7, 2020, and currently serves as a member of the Audit Committee. From August 2004 to July 2014, he served as the CEO of XPIENT Solutions, a full-service, global provider of solutions for food ordering, digital menus, drive-thru management, kitchen management, inventory, labor and scheduling analytics. From November 2014 to July 2019, Mr. Sebes served as the President of Xenial, Inc., a cloud-based restaurant and retail management platform. Since August 2019, Mr. Sebes has been a partner and member of the board of directors of Results Thru Strategy, Inc., a strategic advisory firm specializing in restaurants, hotels, and technology companies serving those industries. Since September 2019, he has also served as a member of the board of advisors of Valyant AI, which has developed a proprietary conversational artificial intelligence platform that integrates with existing mobile, web, call-ahead, kiosk and drive-thru platforms. Mr. Sebes received a degree in Hotel and Restaurant Management from the University of Portsmouth (Hampshire, United Kingdom) in 1975. Mr. Sebes brings to our Board his innovative thought leadership and extensive knowledge of restaurant industry technology both in the United States and abroad.
Amanda Murphy, age 38, has served as a director since February 10, 2020. Prior to her election to our Board, Ms. Murphy served as our Director of Operations, and was promoted to the position of Chief Operating Officer effective January 1, 2022, in which roles she has been vital to our success and growth. Ms. Murphy has been active in the operations side of the staffing industry at a senior level since 2007. She received her certificate in HR Management from California State University – Long Beach in 2007, and also studied law at Taylor University in Selango, Malaysia.
Director Independence
Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
In selecting our independent directors, our Board considered the relationships that each such person has with our company and all the other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each such person. Using this definition of independence, we have determined that three of our five directors, Kenneth Weaver, Whitney White, and Christopher Sebes, are independent. Our independent directors meet separately at least twice each fiscal year.
Meetings of the Board of Directors
During Fiscal 2021, we held seven (7) meetings of our Board, and the various committees of our Board met a total of nine (9) times. Each incumbent director attended 100% of the aggregate number of meetings held by the Board from the time of their election or appointment, with the exception of one director whose attendance was excused from one meeting of the Board during the course of the past fiscal year.
It is the policy of our Board that all directors should attend the annual meeting of shareholders unless unavoidably prevented from doing so by unforeseen circumstances.
Board Leadership Structure
Scott W. Absher serves as President, Chief Executive Officer and as Chair of the Board. The Board does not have a policy that prohibits the Chief Executive Officer from serving as the Chair of the Board because it desires the flexibility to determine whether it is in the best interests of the Company for one person to hold both positions based upon its goals and stage of development. The Board believes that it is desirable for Mr. Absher to hold both positions at the present time due to our early stage of development and his unique knowledge of our history and goals, which we believe complement both the officer and director positions. We do not have a lead independent director.

The Board’s Role in Risk Oversight
The Audit Committee reviews and discusses with management our processes and policies with respect to risk assessment and risk management. In addition, our risk oversight process involves the Board receiving information from management on a variety of matters, including operations, legal, regulatory, finance, reputation and strategy, as well as information regarding any material risks associated with each matter. The full Board (or the appropriate committee with responsibility for oversight of the matter) receives this information through updates from the appropriate members of management to enable it to understand and monitor our risk management practices. When a Board committee receives an update, the chair of the relevant committee reports on the discussion to the full Board during the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role.
Shareholder Communications with the Board of Directors
Our Board has implemented a process for shareholders to send communications to our Board. Any shareholder desiring to communicate with our Board, or with specific individual directors, may do so by writing to our Secretary at 501 Brickell Key Drive, Suite 300, Miami, FL 33131. Our Secretary has been instructed to promptly forward all such communications to our Board or such individual directors as appropriate. Proposals regarding matters to be addressed in the Company’s proxy statement must comply with the applicable requirements of Rule 14A-8 of the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials and other applicable laws.
Committees of the Board of Directors
Our Board presently has three standing committees: Audit Committee, Compensation Committee, and Nominations Committee. Each of these committees is described below.
Audit Committee
Our Audit Committee currently consists of Messrs. Weaver, White and Sebes, each of whom is “independent,” as such term is defined by the Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act. In addition, the Board has determined that each Audit Committee member is able to read and understand fundamental financial statements, and that Mr. Weaver, (who serves as Chair), is an “audit committee financial expert” within the meaning of SEC regulations and Nasdaq Listing Rules. In making these determinations, our Board considers the formal education and nature and scope of each member’s previous experience. No member of our Audit Committee has participated in preparing our financial statements in any of the past three years, aside from strictly in their capacity as an independent director or as a member of a committee of our Board.
Our Audit Committee held five meetings during Fiscal 2021 separate and apart from full meetings of the Board.
The Audit Committee operates pursuant to a written charter adopted by our Board, which may be found on our website at www.shiftpixy.com. The Audit Committee’s responsibilities include:
•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	meeting independently with our registered public accounting firm and management;
•	reviewing and approving or ratifying related party transactions; and
•	preparing audit committee reports required by SEC rules.

Compensation Committee
Our Compensation Committee currently consists of Messrs. Weaver and White, with Mr. White serving as Chair. As detailed above, our Board has determined that Messrs. Weaver and White are each “independent” as defined by the Nasdaq Listing Rules. Our Compensation Committee held three meetings during Fiscal 2021 separate and apart from full meetings of the Board.
The Compensation Committee operates pursuant to a written charter adopted by our Board, which may be found on our website at www.shiftpixy.com. The Compensation Committee’s responsibilities include:
•	reviewing and approving corporate goals and objectives with respect to our Chief Executive Officer;
•	making recommendations to our Board with respect to the compensation of our Chief Executive Officer and our other executive officers;
•	overseeing evaluations of our senior executives;
•	reviewing and assessing the independence of compensation advisers;
•	overseeing and administering our equity incentive plans;
•	reviewing and making recommendations to our Board with respect to director compensation;
•	reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure in our SEC filings; and
•	preparing compensation committee reports required by SEC rules.
Generally, the Compensation Committee’s process involves the review and approval of the annual base salaries and annual incentive opportunities of the Company’s executive officers. The Compensation Committee also periodically reviews the following items relating to the compensation of the Company’s executive officers: (a) all other incentive awards and opportunities; (b) any employment agreements and severance arrangements; (c) any change-in-control agreements and severance protection plans and change-in-control provisions affecting any elements of compensation benefits; and (d) any special or supplemental compensation and benefits for the Company’s executive officers and individuals who formerly served as executive officers.
The Compensation Committee has the authority, in its sole discretion, to retain and terminate (or obtain the advice of) any adviser to assist it in the performance of its duties. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any adviser it retains, and has the sole authority to approve any such consultants’ or advisors’ fees and other retention terms. The Compensation Committee may select any such consultant, counsel, expert or adviser to the Compensation Committee, only after taking into consideration factors that bear upon the adviser’s independence.
Nominations Committee
Our Nominations Committee currently consists of Messrs. Weaver and White, with Mr. White serving as Chair. Our Board has determined that each member of the Nominations Committee is “independent” as defined by the Nasdaq Listing Rules. Our Nominations Committee held one meeting during Fiscal 2021 separate and apart from full meetings of the Board.
Our Nominations Committee operates pursuant to a written charter adopted by our Board, which may be found on our website at www.shiftpixy.com. The Nominations Committee’s responsibilities include:
•	identifying individuals qualified to become Board members;
•	recommending to our Board persons to be nominated for election as directors and to be appointed to each committee of our Board;
•	reviewing and making recommendations to our Board with respect to management succession planning; and
•	overseeing periodic evaluations of Board members.

Our Board considers the recommendations of the Nominations Committee and determines whether to recommend such nominees to our shareholders. Our Nominations Committee strives to nominate qualified individuals, including incumbent directors, whom the committee believes will make important contributions to our Board. While there are no minimum qualifications for nomination, our Nominations Committee generally requires that nominees be persons of sound ethical character, be able to represent all shareholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major issues facing us. In addition, the Board believes that its membership, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our business. Our Nominations Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. In seeking a diversity of background, the Nominations Committee typically considers a variety of occupational and personal factors to obtain a range of viewpoints and perspectives. Accordingly, the Nominations Committee considers the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs.
In evaluating the current nominees, the Nominations Committee considered all of the criteria described above and believes that all of the director nominees listed above are highly qualified and have the skills and experience required to make a significant contribution to our Board. The biographies of nominees, provided above, contain specific information regarding each individual’s experience, qualifications and skills.
Shareholder Nominations
Our Nominations Committee will consider persons recommended by our shareholders in selecting nominees for election. The Committee does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders, other than to evaluate any such nominee on a case-by-case basis, applying the same standards as it would to any other nominee. Shareholders who wish to propose a qualified nominee for consideration should submit complete information as to the identity and qualifications of that person to our Secretary, at 501 Brickell Key Drive, Suite 300, Miami, FL 33131.
Director Compensation Table
Our directors classified as employees receive no additional compensation for services as Board members. The following table summarizes the compensation paid or accrued to our directors for their service on our Board during Fiscal 2021:
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)
Scott W. Absher(3)	—	—	—	—	—
Kenneth W. Weaver	90,000		—	—	90,000
Whitney J. White	93,000(4)		—	—	93,000
Christopher Sebes	65,000(5)	—	—	—	65,000
Amanda Murphy(5)	—	—	—	—	—
(1)	Represents monthly board of directors fees payable in cash during Fiscal 2021.
(2)	Represents annual value of stock awards issued during Fiscal 2021 under our 2017 Stock Option/Stock Issuance Plan (the “Plan”).
(3)	Mr. Absher did not receive any compensation for his services as a director during Fiscal 2021.
(4)
Although Mr. White was entitled to board of director fees totaling $93,000 in Fiscal 2021, he only received payments totaling 82,500 due to an internal bookkeeping error which has since been corrected.

(5)
Although Mr. Sebes was entitled to board of director fees totaling $65,000 in Fiscal 2021, he was erroneously issued payments totaling approximately $80,000 due to an internal bookkeeping error which has since been corrected. As a result of this error, certain board of directors fees that would ordinarily have been paid to Mr. Sebes in Fiscal 2022 have been withheld, and the fees erroneously paid have been recorded by the Company as a prepayment.

(6)	Ms. Murphy did not receive any compensation for her services as a director during Fiscal 2021.

Discussion of Director Compensation
Pursuant to the terms of our Director Agreements for our independent directors, each non-employee director receives a $5,000 monthly retainer, plus a monthly retainer of $1,000 for participation on our Audit Committee, $750 for participation on our Compensation Committee, and $250 for participation on our Nominations Committee. The chairs of our Audit and Compensation Committees each receive an additional monthly retainer of $500, while the chair of the Nominations Committee receives an additional monthly retainer of $250. Independent directors also are entitled to an annual award of common stock having a value of approximately $75,000, although no such award was made during Fiscal 2021. Directors who are also our employees do not receive separate compensation for their services as a director. Accordingly, neither Scott Absher nor Amanda Murphy was paid any compensation for their service as directors for Fiscal 2021, and we have no agreement to pay either of them any separate compensation for acting as a director. Non-Director compensation to Mr. Absher is set forth in the “Summary Compensation Table for Fiscal Years 2021 and 2020” included in the section entitled “Executive Compensation” set forth below. The compensation of Directors and Executive Officers is subject to future adjustments, as recommended by the Compensation Committee pursuant to the terms of its charter and approved by the Board.
Legal Proceedings
Administrative Order and Settlement with Alabama Securities Commission
On June 25, 2013, the Alabama Securities Commission issued a Cease and Desist Order (the “Order”) against Scott W. Absher and other named persons and entities, requiring that they cease and desist from further offers or sales of any security in the State of Alabama. The Order asserts that Mr. Absher was the president of a company that issued unregistered securities to certain Alabama residents, that he was the owner of a company that was seeking investments, and that in March 2011 he spoke to an Alabama resident who was an investor in one of the named entities. The Order concludes that Mr. Absher and others caused the offer or sale of unregistered securities through unregistered agents. While Mr. Absher disputes many of the factual statements and specifically that he was an owner or officer of any of the entities involved in the sale of the unregistered securities to Alabama residents, or that he authorized any person to solicit investments for his company, in the interest of allowing the matter to be resolved, he did not provide a response.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
Our Board nominated Scott W. Absher, Kenneth W. Weaver, Whitney J. White, Christopher Sebes and Amanda Murphy for election at the annual meeting. If they are elected, they will serve on our Board until the 2023 annual meeting of shareholders and until their respective successors have been elected and qualified.
Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Scott W. Absher, Kenneth W. Weaver, Whitney J. White, Christopher Sebes and Amanda Murphy as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our Board may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.
Vote Required
A plurality of the shares cast for each nominee at the meeting is required to elect each nominee as a director. Votes that are withheld will not be included in the vote tally for the election of the directors. Broker non-votes will have no effect on the results of this vote.
The Board recommends a vote “FOR” each of Scott W. Absher, Kenneth W. Weaver, Whitney J. White, Christopher Sebes and Amanda Murphy to our Board. Proxies solicited by our Board will be voted in favor thereof unless a shareholder has indicated otherwise on the proxy.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. As a matter of good corporate governance, the Audit Committee requests that shareholders ratify its selection of Marcum LLP (“Marcum”) to serve as our independent registered public accounting firm for Fiscal 2022. Marcum has served as our independent registered public accounting firm since 2017. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during Fiscal 2022 if it determines that such a change would be in the best interests of the Company. The members of the Audit Committee and the Board believe that the continued retention of Marcum to serve as our independent external auditor is in the best interests of the Company.
A representative of Marcum LLP is expected to attend the annual meeting and will be available to make a statement, if so desired, or to respond to questions.
Principal Accountant Fees and Services
The following table shows the fees paid or reasonably expected to be incurred by us for the audit and other services provided by our auditor for fiscal years ended August 31, 2021 and 2020.
	2021	2020
Audit Fees	$352,000	$419,000
All Other Fees	$65,000	$229,000
Total	$417,000	$648,000
As defined by the SEC, (i) “audit fees” are fees for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-K, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; and (ii) “all other fees” are fees for products and services provided by our principal accountant, (primarily in connection with registration statements that we filed during Fiscal 2021), other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”
Policy on Audit Committee Pre-Approval of Services of Independent Auditors
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established policies and procedures to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Ratification of the Independent Registered Public Accounting Firm
Although shareholder ratification is not required by our bylaws or otherwise, the appointment of Marcum as our Company’s independent registered public accounting firm to audit the consolidated financial statements for Fiscal 2022 is being submitted to our shareholders for ratification because we believe it is a matter of good corporate governance. If our shareholders do not ratify the appointment of Marcum, the adverse vote will be considered as a recommendation to the Audit Committee to select other auditors for the following fiscal year. However, due to the difficulty in making any substitution of auditors after the beginning of the fiscal year, it is contemplated that the appointment of Marcum for Fiscal 2022 will be permitted to stand unless the Audit Committee finds other good reason for making a change. Also, the Audit Committee may terminate Marcum’s engagement as our independent registered public accounting firm without the approval of our shareholders if it deems termination appropriate and in the Company’s best interest.
Vote Required
The affirmative vote of a majority of the votes cast that are entitled to vote at the annual meeting is required for the ratification of the appointment of the Company’s independent registered public accounting firm. Abstentions will be treated as votes against this proposal. Broker non-votes will have no effect on the results of this vote.
The Board recommends a vote “FOR” the ratification of Marcum as our independent registered public accounting firm for Fiscal 2022. Proxies solicited by our Board will be voted in favor of such ratification unless a shareholder indicates otherwise on the proxy.

CODE OF CONDUCT AND ETHICS
We have adopted a code of conduct and ethics that applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer, and other accounting officers. The text of the code of conduct and ethics is filed with the SEC as an exhibit to our Annual Report on Form 10-K and will be made available to shareholders without charge, upon request, in writing to the attention of our Secretary, c/o ShiftPixy, Inc., 501 Brickell Key Drive, Suite 300, Miami, FL 33131. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of Nasdaq.
OTHER MATTERS
Our Board knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2023 annual meeting of shareholders, we must receive shareholder proposals (other than for director nominations) no later than October 21, 2022. To be considered for presentation at the 2023 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than October 21, 2022 and no later than January 4, 2023. Proposals that are not received in a timely manner will not be voted on at the 2023 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All shareholder proposals should be marked for the attention of Secretary, ShiftPixy, Inc., at 501 Brickell Key Drive, Suite 300, Miami, FL 33131.

EXECUTIVE OFFICER COMPENSATION
Summary Compensation Table for Fiscal 2021 and 2020
The following table provides information regarding the compensation paid or accrued during Fiscal 2021 and the fiscal year ended August 31, 2020 (“Fiscal 2020”), to our named executive officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stocks Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Scott W. Absher	2021	752,446(2)	240,000(3)	—	—	—	160,000(4)	1,164,673
President, Chief Executive Officer and Director	2020	750,000	—	—	—	—	—	750,000
Domonic J. Carney	2021	437,359	—	—	—	—	—	437,359
Chief Financial Officer	2020	350,000(5)	—	—	269,313(6)	—	—	619,313
Robert S. Gans	2021	437,359	—	—		—	—	437,359
General Counsel and Secretary	2020	72,917(7)	—	—	219,100(8)	—	—	292,017
(1)
The amount shown for option awards represents the grant date fair value of such awards granted to the named executive officers as computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. For each award, the grant date fair value is calculated using the closing price of our common stock on the grant date. This amount does not correspond to the actual value that may be realized by the named executive officers upon vesting or exercise of such award. For information on the assumptions used to calculate the value of the awards, refer to Note 12 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for Fiscal 2021, filed with the SEC on December 3, 2021.

(2)
Mr. Absher received an annual salary of $750,000 for Fiscal 2020. On June 30, 2021, our Board approved an increase in Mr. Absher’s salary to $764,673, effective July 1, 2021. On October 22, 2021, our Board approved an additional increase in Mr. Absher’s salary to $1,000,000, effective January 1, 2022, and also awarded a one-time discretionary bonus to Mr. Absher of $500,000, 50% of which was payable immediately, with the remainder payable on January 1, 2022.

(3)	Mr. Absher received a one-time discretionary cash bonus of $240,000 in lieu of a salary adjustment in Fiscal 2021.
(4)	Mr. Absher received a one-time payment of $160,000 in connection with his agreement to relocate from Irvine, California to our new principal executive offices in Miami, Florida.
(5)
Mr. Carney joined our company on August 4, 2019 and received an annual salary of $350,000 for Fiscal 2020. On November 6, 2020, our Board approved an increase in Mr. Carney’s annual salary to $450,000, effective November 1, 2020. On June 30, 2021, our Board approved an increase in Mr. Carney’s annual salary to $474,152, effective July 1, 2021. On October 22, 2021, our Board approved an additional increase in Mr. Carney’s salary to $750,000, effective January 1, 2022, and also awarded a one-time discretionary bonus to Mr. Carney of $150,000, payable on January 1, 2022.

(6)
Represents 61,459 options issued pursuant to the Plan on July 1, 2020, exercisable at a price of $5.40 per share, which is estimated to have been the fair market value price per share at the time of the award.

(7)
Mr. Gans joined our company on June 15, 2020 and received an annual salary of $350,000 for Fiscal 2020 (pro-rated to reflect the portion of Fiscal 2020 that he was employed by the Company). On November 6, 2020, our Board approved an increase in Mr. Gans’ annual salary to $450,000, effective November 1, 2020. On June 30, 2021, our Board approved an increase in Mr. Gans’ annual salary to $474,152, effective July 1, 2021. On October 22, 2021, our Board approved an additional increase in Mr. Gans’ salary to $750,000, effective January 1, 2022, and also awarded a one-time discretionary bonus to Mr. Gans of $150,000, payable on January 1, 2022.

(8)
Represents 50,000 options issued pursuant to the Plan on July 1, 2020 exercisable at a price of $5.40 per share, which is estimated to have been the fair market value price per share at the time of the award.

Our named executive officers are entitled to all benefits generally made available to our employees, including the eligibility to participate in our 401(k) plan. Our 401(k) plan is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Code. In general, all of our employees who are at least 21 years of age are eligible to participate in our 401(k) plan at the beginning of the next calendar quarter immediately following their hire. Our 401(k) plan includes a salary deferral arrangement pursuant to which participants may contribute up to the maximum amount permitted by the Code. While we have the ability to make both matching and additional contributions, subject to certain Code limitations, at the discretion of our Board, we have not made any such contributions in the past, nor do we anticipate making any such contributions at this time. A separate account is maintained for each participant in our 401(k) plan, which is 100% vested to the extent it consists of the participant’s own contributions. Distributions from our 401(k) plan may be made in the form of a lump sum cash payment or, for required minimum distribution, in installment payments.

Narrative Disclosure to Summary Compensation Table
Compensation Philosophy
Our compensation philosophy endeavors to align the interests of our executive officers with those of our shareholders and induce our executive officers to remain in our employ. We believe that this is best accomplished by the following:
•	paying our executives a base salary commensurate with their backgrounds, industry knowledge, special skill sets and responsibilities; and
•	making periodic grants of restricted stock and/or stock options.
Our overall goal is to ensure that our executive compensation program and policies are consistent with our strategic business objectives and that we provide incentives for the attainment of those objectives. We strive to accomplish this goal in the context of a compensation program that includes annual base salary and stock ownership.
Compensation Objectives
The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for our continued growth and success and to align the interests of these executives with those of our shareholders. To achieve this objective, besides annual base salaries, our executive compensation program utilizes a combination of annual incentives through structured cash bonuses based on pre-defined goals and long-term incentives through equity-based compensation. In establishing overall executive compensation levels, our Compensation Committee considers a number of criteria, including the executive’s scope of responsibilities, prior and current period performance, attainment of individual and overall company performance objectives and retention concerns, and the results of the advisory vote of the shareholders on the “say-on-pay” proposal at the prior years’ annual meeting of the shareholders. Our Chief Executive Officer and our Compensation Committee believe that substantial portions of executive compensation should be linked to the overall performance of our Company, and that the contribution of individuals over the course of the relevant period to the goal of building a profitable business and shareholder value will be considered in the determination of each executive’s compensation.
Compensation Process
Our Compensation Committee reviews and administers our compensation program for each of our “named executive officers.” Our named executive officers for Fiscal 2021 and through the date of this proxy statement consisted of our Chief Executive Officer, Scott W. Absher, our Chief Financial Officer, Domonic J. Carney, and our General Counsel and Secretary, Robert S. Gans.
Total Compensation and Elements of Compensation
Our principal focus is on total compensation. Although we do informally review what other companies within our industry or other companies of comparable size, growth, performance and complexity are offering to their executives, we believe the appropriate level of compensation is determined through careful consideration of the individual employee and our business goals. We consider a variety of factors in determining the total compensation for our named executive officers, including their backgrounds, industry knowledge, special skill sets and responsibilities.
Our executive compensation program primarily consists of base salary and long-term incentives in the form of restricted stock and/or stock options. We also provide our named executive officers with minimal perquisites and personal benefits, as well as the ability to contribute a portion of their earnings to our 401(k) plan. Our 401(k) plan is available generally to all of our employees.
Base Salary
We offer what we believe to be competitive base salaries to our named executive officers, which is sufficient to attract talented executives and provide a secure base of cash compensation. Due to the relatively small size of our industry and the limited number of public competitors, we have not yet engaged in any formal compensation benchmarking studies; however, our base salary levels for our named executive officers are generally believed to be competitive in relation to salary levels of executive officers in other companies within our industry or other companies of comparable size, growth, performance and complexity, while also taking into consideration the executive officer’s position, responsibility and special expertise. In the past, we have retained a compensation consulting firm to assist us in the review and development of compensation of our executive officers.
On October 22, 2021, our Board, acting on the recommendation of our compensation committee, approved salary increases and one-time bonuses to our named executive officers in recognition of their efforts on behalf of the Company, noting in particular their actions in connection with our SPAC sponsorships, (including the successful initial public offering of our sponsored SPAC, Industrial Human Capital, Inc. (NYSE:AXH)), as well as our ShiftPixy Labs initiatives. Mr. Absher’s annual salary was increased to $1,000,000, effective January 1, 2022, and he was awarded a one-time, discretionary bonus of $500,000, 50% of which was payable immediately, with the remainder payable on January 1, 2022. In addition, the annual salaries of Messrs. Carney and Gans were increased to $750,000, and each was awarded a one-time, discretionary bonuses of $150,000, which was effective and payable on January 1, 2022. Previously, on June 30, 2021, our Board, acting on the recommendation of our compensation committee, approved salary increases to our named executive officers effective July 1, 2021 as follows: Mr. Absher’s annual salary was increased to $764,673 and the annual salary of each of Mr. Carney and Mr. Gans was increased to $474,152.
Long-Term Incentive Compensation
Our compensation objective of inducing executives to remain in our employ as well as aligning their interests with those of our shareholders leads us to make periodic equity awards, which have primarily been in the form of stock option grants to date. These awards provide incentives for our named executive officers to remain with us over the long term and gives the Compensation Committee additional flexibility to reward superior performance. We believe that dependence on equity for a significant portion of a named executive officer’s compensation serves to align such executive’s interests with those of our shareholders, since the ultimate value of such compensation is linked directly to our stock price.
We utilize a single equity incentive plan for our long-term incentive compensation. One of the goals of the issuance of stock options under our Plan is to incentivize efforts to increase shareholder value over the long-term, which will ultimately be reflected in the market price of our Common Stock.
Mr. Absher is the Company’s largest shareholder. As such, the Compensation Committee believes that his interests are closely aligned with the Company’s public shareholders, and therefore did not recommend the award of any stock options to him during Fiscal 2020 or Fiscal 2021. Messrs. Carney and Gans were awarded stock options during Fiscal 2020 pursuant to the Plan, but not during Fiscal 2021 in lieu of adjustments to their cash compensation. The awards to Messrs. Carney and Gans during Fiscal 2020 were made in accordance with our Company’s Stock Option Grant Policy, which grants stock options to employees based on their salary level on their first day of employment. Unless the Plan Administrator otherwise provides, each option is immediately exercisable, but the shares subject to such option vest over a four-year period as follows: 25% vest upon the completion of twelve months of service following the award, with the balance vesting in equal quarterly installments over the ensuing twelve successive quarters of service.
The Compensation Committee does not have any current plans to make additional specific grants of stock options or restricted stock to our named executive officers, except as is consistent with our Stock Option Grant Policy. However, the Compensation Committee may in the future grant additional equity awards to our named executives as part of our strategy of providing meaningful long-term performance-based incentives for our management team to more closely align management’s interest with the interests of our shareholders. Although not part of the Stock Option Grant Policy, it is anticipated that the Compensation Committee will recommend that awards be made to employees (including executive officers) each year on the anniversary of their initial grant in amounts comparable to their initial grants, although no such recommendation was made during Fiscal 2021.
Perquisites and Personal Benefits
Our named executive officers receive additional compensation consistent with our philosophy of hiring and retaining key personnel. Such perquisites include executive health and dental insurance.

Equity Ownership Guidelines
We have an ownership philosophy, rather than a formal policy, regarding equity ownership by our named executive officers. The objectives of our philosophy are to instill an ownership mindset among our senior management and to align the interests of our named executive officers with the interests of our shareholders. The long-term incentive compensation arrangement discussed above is intended to align the beneficial ownership interests of our named executive officers with our Compensation Committee’s ownership level expectations.
Practice Prohibiting Hedging
Although we have not adopted any policies prohibiting hedging, as a practice we restrict executive officers and directors from engaging in any hedging transactions (i.e. transactions in which they may profit from short-term speculative swings in the value of our securities). This includes “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities) and “put” and “call” options.
Accounting for Stock-Based Compensation
We account for stock-based compensation under the recognition and measurement principles of ASC 718, Compensation- Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the consolidated statements of operations at their fair values. Share grants are valued at the closing market price on the date of issuance, which approximates fair value. For option grants, the grant date fair value is determined using the Black-Scholes-Merton (“Black-Scholes”) pricing model. Option grants are typically issued with vesting depending on a term of service. For all employee stock options granted, the Company recognizes expense over the employee’s requisite service period (generally the vesting period of the equity grant).
The Company’s option pricing model requires the input of highly subjective assumptions, including the expected stock price volatility and expected term. The expected volatility is based on the historical volatility of the Company’s common stock since its initial public offering. Any changes in these highly subjective assumptions could materially impact stock-based compensation expense. The expense related to equity compensation has been and will continue to be a material consideration in our overall compensation program.
Risk Considerations in our Compensation Program
The Compensation Committee is responsible for reviewing and overseeing the compensation and other benefits structure applicable to our employees generally. We do not believe that our compensation policies and practices for our employees give rise to risks that are reasonably likely to have a material adverse effect on our Company. In reaching this conclusion, we considered the following factors:
•	Our compensation program is designed to provide a combination of both fixed (salary) and variable (stock and stock options) compensation.
•
The variable portions of compensation are designed to reward longer term performance. We believe this lessens any incentive for short-term risk taking that could be detrimental to our Company’s long-term best interests.

Stock Plans
The Company has reserved a total of 3,000,000 shares of common stock for issuance under the Plan. Of these shares, as of August 31, 2021, approximately 1,776,115 options and no shares have been designated by our Board for issuance and approximately 461,720 of the options have been forfeited and returned to the option pool under the Plan as a consequence of employment terminations.

Outstanding Equity Awards at 2021 Fiscal Year End
Common Stock Options
The following table summarizes the outstanding equity awards held by each named executive officer as of August 31, 2021. This table includes unexercised and unvested options and equity awards.
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Scott W. Absher President, Chief Executive Officer and Director	1,250	—	160.00	3/15/2027
Domonic J. Carney Chief Financial Officer	—	61,459	5.40	6/30/2030
Robert S. Gans General Counsel and Secretary	—	50,000	5.40	6/30/2030
Common Stock Option Exercises and Common Stock Vested During Fiscal 2021
There were no common stock option exercises or stock awards vested for any named executive officer during Fiscal 2021.

AUDIT COMMITTEE REPORT
The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. During Fiscal 2021, the Audit Committee met five times and discussed internal control, accounting, auditing and our financial reporting practices with our Chief Financial Officer and our independent auditors and accountants, Marcum. Also, in discharging our oversight responsibility as to the audit process, each member of the Audit Committee has reviewed our audited financial statements for Fiscal 2021, and the Audit Committee members met with management and Marcum, both together and in separate sessions, to discuss the audited financial statements. These sessions included a discussion with Marcum of the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. Based on the Audit Committee’s review of the audited financial statements and discussions with management and Marcum, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for Fiscal 2021 for filing with the SEC.
In addition, the Audit Committee has received from Marcum the written disclosures and communications required by the Public Company Accounting Oversight Board regarding Marcum’s independence, and has discussed with Marcum the issue of its independence in connection with its audit of the Company’s financial statements for Fiscal 2021. Since Marcum also provided certain non-audit related services to the Company during Fiscal 2021, the Audit Committee considered and determined that Marcum’s provision of non-audit services was consistent and compatible with maintaining such firm’s independence.
Kenneth W. Weaver, Chair
Whitney J. White

DELINQUENT SECTION 16(a) REPORTS
Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
In accordance with its charter, our Audit Committee is responsible for reviewing and approving, or rejecting, any transactions with “related persons” as defined by SEC rules and any potential conflicts of interest between us and any third party. The Audit Committee reviews and considers such transactions on a case-by-case basis in light of all facts and circumstances and does not use any prescribed criteria for approving or rejecting any proposed transaction or relationship.
Director Compensation
On December 23, 2019, pursuant to the terms of his director agreement, we issued to Mr. White 428 shares of our common stock, valued at $37,500 or $87.62 per share.
On February 10, 2020, Amanda Murphy was appointed to our Board. Ms. Murphy was our Director of Operations at the time of her appointment. Ms. Murphy received approximately $264,000 and $240,000 in salaried compensation in Fiscal 2021 and Fiscal 2020, respectively. During Fiscal 2021, in connection with her relocation to Miami, Florida as part of the relocation of our principal executive offices, Ms. Murphy received a one-time incentive payment of approximately $80,000 in addition to reimbursement of her expenses associated with her relocation. On October 22, 2021, as noted above, our Board approved the promotion of Ms. Murphy to the position of Chief Operating Officer, as well as an increase in her annual salary to $500,000, all of which were effective January 1, 2022.
Scott W. Absher, our CEO and Chair of our Board, received compensation in the form of salary of approximately $764,673 and $750,000 for Fiscal 2021 and Fiscal 2020, respectively. In addition, Mr. Absher received the following additional payments during Fiscal 2021: (i) a one-time incentive payment of approximately $160,000 in connection with his relocation to Miami, Florida as part of the relocation of our principal executive offices, in addition to reimbursement of his expenses associated with his relocation; and (ii) a one-time bonus payment in the amount of $240,000 in recognition of his efforts on behalf of the Company. Subsequent to the end of Fiscal 2021, our Board approved raising Mr. Absher’s annual salary to $1 million, effective January 1, 2022, and also approved the payment of a $500,000 bonus to Mr. Absher, 50% of which was payable upon Board approval, and the remainder of which was payable on January 1, 2022.
J. Stephen Holmes
J. Stephen Holmes formerly served as a non-employee sales manager advisor to and was a significant shareholder of the Company. The Company incurred $750,000 in professional fees for services provided by Mr. Holmes during each of Fiscal 2021 and 2020, respectively. Further, on June 6, 2019, we advanced $325,000 in cash to Mr. Holmes, which he repaid on July 18, 2019 by returning 558,132 shares of common stock to us at a fair value of $0.58 per share. We classified these shares as treasury stock, which were retired during Fiscal 2020.
On or about October 22, 2021, we severed all ties with Mr. Holmes, effective immediately, and cancelled Preferred Options that had previously been issued to him but had not been exercised, as discussed in our Annual Report on Form 10-K, filed with the SEC on December 3, 2021. As a result of these actions, the Company no longer has any financial obligation to Mr. Holmes, and believes that he is no longer a significant shareholder of the Company.
Preferred Options
In September 2016, the founding shareholders of the Company were granted options to acquire preferred stock of the Company (the “Preferred Options”). The number of Preferred Options granted was based upon the number of shares held at the time of the grant. These Preferred Options are nontransferable and forfeited upon the sale of the related founding shares of common stock held by the option holder. Upon the occurrence of certain specified events, such founding shareholders can exercise each Preferred Option to purchase one share of preferred stock of the Company at an exercise price of $0.0001 per share. The preferred stock underlying the

Preferred Options does not include any rights to dividends or preference upon liquidation of the Company and is convertible into shares of the Company’s common stock on a one-for-one basis. The Preferred Options became exercisable upon the consummation of the Vensure Asset Sale in January 2020, as discussed above.
On June 4, 2020, Scott W. Absher, our Chief Executive Officer, exercised 12,500,000 Preferred Options to purchase 12,500,000 shares of our preferred stock for an aggregate purchase price of $1,250. Immediately following the exercise of the Preferred Options described above, Mr. Absher elected to convert the 12,500,000 shares of preferred stock into 12,500,000 shares of common stock, which are subject to a 24-month lock-up period during which such shares may not be traded. Between July 20, 2020 and November 30, 2020, an additional 294,490 Preferred Options were exercised and converted into 294,490 shares of common stock, which were subject to a six-month lock up period at the time they were issued, during which such shares could not be traded on the open market. As of the date of this proxy statement, the restrictions on 294,490 of these shares have been lifted, rendering them freely tradeable, while 11,827,570 Preferred Options issued pursuant to the September 2016 grant remain unexercised. On October 22, 2021, our Board canceled 11,790,000 of these Preferred Options previously issued to our co-founder, J. Stephen Holmes, pursuant to the September 2016 grant. Accordingly, these Preferred Options are no longer exercisable.
The amount of Preferred Options, and the number of shares of preferred stock issuable upon exercise of such options, is based upon the number of shares of common stock held by the option holders at the time the Preferred Options were issued in September 2016. Accordingly, in order to confirm the original intent of the granting of up to 25,000,000 Preferred Options to Mr. Absher, it has always been the Company’s intent to adopt a second grant of Preferred Options granting an additional 12,500,000 Preferred Options to Mr. Absher, whereby each option permits the holder to acquire one share of the Company’s preferred stock for $0.0001 per share. On August 13, 2021, consistent with this intent, the Company granted 12,500,000 Preferred Options to Mr. Absher to purchase shares of Preferred Stock, par value $0.0001 per share, for consideration of $0.0001 per share. Each Preferred Option is exercisable for a period of twenty-four months upon (i) the acquisition of a Controlling Interest (as defined below) in the Company by any single shareholder or group of shareholders acting in concert, (other than Mr. Absher), or (ii) the announcement of (x) any proposed merger, consolidation, or business combination in which the Company’s Common Stock is changed or exchanged, or (y) any sale or distribution of at least 50% of the Company’s assets or earning power, other than through a reincorporation. Each share of Preferred Stock is convertible into Common Stock on a one-for-one basis. “Controlling Interest” means the ownership or control of outstanding voting shares of the Company sufficient to enable the acquiring person, directly or indirectly and individually or in concert with others, to exercise one-fifth or more of all the voting power of the Company in the election of directors or any other business matter on which shareholders have the right to vote under the Wyoming Business Corporation Act.
Related Persons to Scott Absher
Mark Absher, the brother of Scott Absher, was previously employed as our Registered In-House Counsel, Director and Secretary. Mr. Absher resigned from his positions with the Company on February 6, 2019 and received compensation of $276,951 in Fiscal 2019. On November 18, 2021, Mr. Absher rejoined the Company as Deputy General Counsel – Special Projects, for an annual salary of $240,000. Based on his re-hire date, Mr. Absher did not receive any compensation from the Company in Fiscal 2021 or Fiscal 2020.
David May, a member of our business development team, is the son-in-law of Scott Absher. Mr. May received compensation of approximately $149,000 and $132,000 in Fiscal 2021 and Fiscal 2020, respectively. In addition, in connection with his relocation to Miami, Florida, as part of the relocation of our principal executive offices, Mr. May received a one-time incentive payment of approximately $80,000 during Fiscal 2021, in addition to reimbursement for expenses associated with his relocation.
Jason Absher, a member of our business development team, is the nephew of Scott Absher and the son of Mark Absher. Mr. Absher was hired on February 22, 2021 at an annual salary of $75,000, which was subsequently raised to $120,000, effective August 1, 2021. Mr. Absher did not receive any compensation in Fiscal 2020, but received compensation of approximately $37,700 for Fiscal 2021.
Phil Eastvold, the Executive Producer of ShiftPixy Labs, is the son-in-law of Scott Absher. Mr. Eastvold was hired on September 1, 2020 and therefore did not receive any compensation in Fiscal 2020. Mr. Eastvold received compensation for Fiscal 2021 of approximately $224,000. In addition, in connection with his relocation to Miami, Florida as part of the relocation of our principal executive offices, Mr. Eastvold received a one-time incentive payment of approximately $88,000 during Fiscal 2021, in addition to reimbursement for expenses associated with his relocation.
Connie Absher, (the spouse of Scott Absher), Elizabeth Eastvold, (the daughter of Scott Absher and spouse of Mr. Eastvold), and Hannah Absher, (the daughter of Scott Absher), are also employed by the Company. These individuals, as a group, received aggregate compensation of $240,000 and $220,000 in Fiscal 2021 and Fiscal 2020, respectively. In addition, in connection with her relocation to Miami, Florida as part of the relocation of our principal executive offices, Hannah Absher received a one-time incentive payment of approximately $18,000 during Fiscal 2021, in addition to reimbursement for expenses associated with her relocation. Connie Absher and Elizabeth Eastvold did not receive any such relocation bonus.

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SHIFTPIXY, INC.
ATTN: ROBERT GANS
501 BRICKELL KEY DRIVE, SUITE 300
MIAMI, FL 33131

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SHIFTPIXY, INC.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. **Election of Directors** (or if any nominee is not available for election, such substitute as the Board of Directors may designate):

Proposal to elect Scott W. Absher, Kenneth W. Weaver, Whitney J. White, Christopher Sebes and Amanda Murphy as Directors of the Company.

	For	Withhold
1a. SCOTT W. ABSHER	☐	☐
1b. KENNETH W. WEAVER	☐	☐
1c. WHITNEY J. WHITE	☐	☐
1d. CHRISTOPHER SEBES	☐	☐
1e. AMANDA MURPHY	☐	☐

	For	Against	Abstain
2. Proposal to ratify the appointment of Marcum LLP as the Company's independent public accountants for the fiscal year ending August 31, 2022.	☐	☐	☐

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D65576-P66376

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

MARCH 31, 2022

SHIFTPIXY'S BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Scott W. Absher and Domonic J. Carney, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of ShiftPixy, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2022 Annual Meeting of Stockholders, to be held solely via live audio webcast on the internet at 1:00 p.m. EDT on Thursday, March 31, 2022, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy, when executed, will be voted in the manner directed herein. If you do not specify how you want these shares to be voted, this Proxy will be voted FOR the election of Directors and FOR Proposal 2.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

If you wish to vote by telephone or Internet, please read the directions on the reverse side.